EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-4 No. 333-202679) pertaining to the registration of Class A Common Stock securities related to the Entropic Communications, Inc. merger,

(2)
Registration Statement (Form S-8 No. 333-217021) pertaining to the 2010 Equity Incentive Plan and the 2010 Employee Stock Purchase Plan of MaxLinear, Inc., Entropic Communications, Inc. 2007 Equity Incentive Plan, Entropic Communications, Inc. 2007 Non-Employee Directors’ Stock Option Plan and MaxLinear, Inc. 2004 Stock Plan,

(3)
Registration Statement (Form S-8 No. 333-218022) pertaining to the Exar Corporation 2006 Equity Incentive Plan, Sipex Corporation 2006 Equity Incentive Plan, and Exar Corporation 2014 Equity Incentive Plan.

of our report dated February 17, 2016, with respect to the consolidated financial statements and schedule of MaxLinear, Inc., included in this Annual Report (Form 10-K) of MaxLinear, Inc., for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Irvine, California

February 20, 2018